Exhibit 23 (b)




                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of The Dun & Bradstreet Corporation on Forms S-8 (File Nos. 2-53006, 33-21719, 33-25774, 33-27144, 33-44551, 33-49060, 33-51005, 33-56289 and
33-64317) of our report dated January 3, 1997, on our audits of the financial statements of DonTech as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.







Chicago, Illinois
March 26, 1997